Exhibit 99.1

News Release

SUPPORT FOR WEATHERFORD’S RESTRUCTURING AGREEMENT INCREASES TO 74% OF OUTSTANDING SENIOR UNSECURED NOTES

COMPANY AND NOTEHOLDERS IN THE PROCESS OF NEGOTIATING DEFINITIVE DOCUMENTATION AS SUPPORT BUILDS

BAAR, SWITZERLAND, May 17, 2019 - Weatherford International plc (NYSE: WFT) (“Weatherford” or the “Company”) announced today that additional holders of its senior notes have signed the restructuring support agreement (the “Restructuring Agreement”) previously announced by the Company on May 10, 2019. With the new signatories, over 74% of the Company’s senior unsecured note holders are now parties to the Restructuring Agreement, an increase of approximately 12% following the Company’s initial disclosure of the Restructuring Agreement last week.

The proposed comprehensive financial restructuring contemplated by the Restructuring Agreement would significantly reduce the Company’s long-term debt and related interest costs, provide access to additional financing, and establish a more sustainable capital structure. The Company and noteholder parties to the Restructuring Agreement are in the process of negotiating definitive documentation relating to the transactions contemplated by the Restructuring Agreement, including commitments for debtor-in-possession financing facilities.

ABOUT WEATHERFORD

Weatherford is one of the largest multinational oilfield service companies providing innovative solutions, technology and services to the oil and gas industry. The Company operates in over 80 countries and has a network of approximately 650 locations, including manufacturing, service, research and development and training facilities and employs approximately 26,000 people. For more information, visit http://www.weatherford.com and connect with Weatherford on LinkedIn, Facebook, Twitter and YouTube.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release are forward-looking statements. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our filings with the Securities and Exchange Commission (the “SEC”). While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the ability to confirm and consummate a plan of reorganization in accordance with the terms of the Restructuring Agreement; risks attendant to the bankruptcy process, including our ability to obtain the approval of the bankruptcy court with respect to motions filed in the Chapter 11 cases and the related Irish examinership proceedings (the “Cases”), the outcomes of court rulings and the Cases in general and the length of time that we may be required to operate in bankruptcy; the effectiveness of the overall restructuring activities pursuant to the Cases and any additional strategies that we may employ to address our liquidity and capital resources; the actions and decisions of creditors, regulators and other third parties that have an interest in the Cases, which may interfere with the ability to confirm and consummate a plan of reorganization; restrictions on us due to the terms of any debtor-in-possession credit facility that we will enter into in connection with the Cases and restrictions imposed by the bankruptcy court; our ability to achieve our forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce our indebtedness; a weakening of global economic and financial conditions, changes in governmental regulations and related compliance and litigation costs and the other factors listed in our SEC filings. For a more detailed discussion of these and other risk factors, see the Risk Factors section in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and our other filings made with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

NO SOLICITATION OR OFFER

Any new securities to be issued pursuant to the restructuring transactions may not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws but may be issued pursuant to an exemption from such registration provided in the U.S. bankruptcy code. Such new securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. This press release does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any securities referred to herein, nor is this press release a solicitation of consents to or votes to accept any Chapter 11 plan. Any solicitation or offer will only be made pursuant to a confidential offering memorandum and disclosure statement and only to such persons and in such jurisdictions as is permitted under applicable law.

CONTACTS

Christoph Bausch	+1.713.836.4615
Executive Vice President and Chief Financial Officer

Karen David-Green	+1.713.836.7430
Senior Vice President, Stakeholder Engagement and Chief Marketing Officer